Exhibit 99.1

FREIGHT CONNECTIONS, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 AND 2020

FREIGHT CONNECTIONS, INC.

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholder of:

Freight Connections, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Freight Connections, Inc. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in shareholder’s equity, and cash flows, for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/S/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2022.

Boca Raton, Florida

June 16, 2023

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member Center for Public Company Audit Firms

F-2

FREIGHT CONNECTIONS, INC.

BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$88,659	$292,622
Accounts receivable, net	1,697,018	782,729
Prepaid expenses and other current assets	36,963	5,874

Total Current Assets	1,822,640	1,081,225

LONG-TERM ASSETS:
Security deposits	120,000	83,333
Property and equipment, net	830,090	583,520

Total Long-Term Assets	950,090	666,853

TOTAL ASSETS	$2,772,730	$1,748,078

LIABILITIES AND SHAREHOLDER’S EQUITY

CURRENT LIABILITIES:
Notes payable, current portion	$394,235	$383,243
Factor financing payable	-	265,769
Accounts payable	333,134	402,330
Accrued expenses	204,000	208,141
Income taxes payable	598,755	155,363

Total Current Liabilities	1,530,124	1,414,846

LONG-TERM LIABILITIES:
Notes payable, net of current portion	354,653	205,886

Total Long-Term Liabilities	354,653	205,886

Total Liabilities	1,884,777	1,620,732

Commitments and Contingencies (See Note 7)

SHAREHOLDER’S EQUITY:
Common stock, no par value; 1,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	127,346	127,346
Retained earnings	760,607	-

Total Shareholder’s Equity	887,953	127,346

Total Liabilities and Shareholder’s Equity	$2,772,730	$1,748,078

See accompanying notes to financial statements.

F-3

FREIGHT CONNECTIONS, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2021	2020

REVENUES	$8,919,377	$6,356,267

COST OF REVENUES	4,820,965	3,575,566

GROSS PROFIT	4,098,412	2,780,701

OPERATING EXPENSES:
Compensation and related benefits	702,577	850,331
Rent	1,362,016	996,752
General and administrative expenses	596,890	398,304

Total Operating Expenses	2,661,483	2,245,387

INCOME FROM OPERATIONS	1,436,929	535,314

OTHER INCOME (EXPENSES):
Interest expense	(41,461)	(27,438)
Gain on debt extinguishment	82,504	-
Other income	-	10,000

Total Other Income (Expenses)	41,043	(17,438)

INCOME BEFORE INCOME TAXES	1,477,972	517,876

Provision for income taxes	(443,392)	(155,363)

NET INCOME	$1,034,580	$362,513

NET INCOME PER COMMON SHARE - BASIC AND DILUTED
Basic and Diluted	$1,034.58	$362.51

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	1,000	1,000

See accompanying notes to financial statements.

F-4

FREIGHT CONNECTIONS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

			Retained Earnings	Total
	Common Stock		(Accumulated	Shareholder’s
	Shares	Amount	Deficit)	Equity

Balance, December 31, 2019	1,000	$366,461	$(235,587)	$130,874

Shareholder distributions, net	-	(239,115)	(126,926)	(366,041)

Net income	-	-	362,513	362,513

Balance, December 31, 2020	1,000	127,346	-	127,346

Shareholder distributions, net	-	-	(273,973)	(273,973)

Net income	-	-	1,034,580	1,034,580

Balance, December 31, 2021	1,000	$127,346	$760,607	$887,953

See accompanying notes to financial statements.

F-5

FREIGHT CONNECTIONS, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,034,580	$362,513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	114,523	70,931
Non-cash portion of gain on extinguishment of debt, net	(82,504)	-
Bad debt expense	138,757	21,921
Change in operating assets and liabilities:
Accounts receivable	(1,053,046)	(150,902)
Prepaid expenses and other current assets	(31,089)	193,765
Security deposit	(36,667)	(8,333)
Accounts payable and accrued expenses	(73,337)	(203,319)
Income taxes payable	443,392	155,363

NET CASH PROVIDED BY OPERATING ACTIVITIES	454,609	441,939

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(361,093)	(202,423)

NET CASH USED IN INVESTING ACTIVITIES	(361,093)	(202,423)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdrawn bank account	-	73,237
Proceeds from factor advances	1,316,670	2,172,117
Repayment of factor advances	(1,582,439)	(2,148,844)
Proceeds from notes payable	395,977	429,997
Repayment of notes payable	(153,714)	(107,360)
Net shareholder distributions	(273,973)	(366,041)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(297,479)	53,106

NET (DECREASE) INCREASE IN CASH	(203,963)	292,622

CASH, beginning of year	292,622	-

CASH, end of year	$88,659	$292,622

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$41,461	$27,438
Income taxes	$-	$-

See accompanying notes to financial statements.

F-6

FREIGHT CONNECTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

Freight Connections, Inc. (“FC” or the “Company”) is a company incorporated under the laws of the State of New Jersey, on June 9, 2016. The Company offers an array of transportation, warehousing, consolidating, distribution, and local cartage services throughout the New York tri-state area. Freight Connections was founded in 2016 and is a privately held transportation and logistics carrier headquartered in Ridgefield Park, New Jersey. The Company currently operates with 30 power units and 50 trailers, including dry vans, pups, flatbeds, step decks, and double drop trailers out of three buildings in the area with 200,000 square feet of warehouse and cross dock space, strategically located within one mile of each other. Freight Connections offers customers an array of services including truckload, LTL, and consolidating of cartage, construction-trade, air, and rail freight, as well as warehousing and distribution services.

Effective September 16, 2022, the Company sold all its outstanding stock to TLSS-FC, Inc., a wholly owned subsidiary of Transportation and Logistics, Inc., a publicly-traded company (“TLSS”). TLSS is a holding company incorporated under the laws of the State of Nevada, on July 25, 2008. Its active wholly-owned operating subsidiaries, Cougar Express, Inc., Freight Connections, Inc., JFK Cartage, Inc. and Severance Trucking Co., Inc. (along with Severance Warehousing, Inc. and McGrath Leasing, Inc., together Severance Trucking, Inc.), together provide a full suite of logistics and transportation services, specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of presentation

This summary of significant accounting policies of the Company are presented to assist in understanding the Company’s financial statements. The financial statements and the notes are the representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Risks and uncertainties

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. On December 31, 2021, cash in bank did not exceed FDIC insured level. On December 31, 2020, the Company had approximately $42,622 of cash in excess of FDIC limits of $250,000. To date, the Company has not experienced any losses on its invested cash.

Use of estimates

The preparation of the financial statements, in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates included in the accompanying financial statements and footnotes include the valuation of accounts receivable, the useful life of property and equipment, assumptions used in assessing impairment of long-lived assets, estimates of current and deferred income taxes, and the value of claims against the Company.

Fair value of financial instruments

The Financial Accounting Standards Board (“FASB”) issued ASC 820 — Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on December 31, 2021. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

●	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

●	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

●	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

F-7

FREIGHT CONNECTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

The Company measures certain financial instruments at fair value on a recurring basis. As of December 31, 2021 and 2020, the Company had no assets and liabilities measured at fair value on a recurring basis.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

The carrying amounts reported in the balance sheets for cash, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses and income taxes payable approximate their fair values based on the short-term maturity of these instruments. The carrying amount of the Company’s promissory note and factor payable obligations approximate fair value, as the terms of these instruments are consistent with terms available in the market for instruments with similar risk.

Cash and cash equivalents

For purpose of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. On December 31, 2021 and 2020, the Company did not have any cash equivalents.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Property and equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of five to twenty years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Revenue equipment acquired through acquisitions is generally revalued to current market values as of the acquisition date. Assets obtained more than a year prior to the acquisition by the acquired company are depreciated on a straight-line basis aligned with the remaining period of expected use, whereas those obtained less than a year prior are depreciated consistent with newly purchased assets. In addition to purchasing new revenue equipment, the Company may rebuild the engines of its tractors. Because rebuilding an engine increases its useful life, the Company capitalizes these costs and depreciates the cost over the remaining useful life of the unit. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Segment reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the chief executive officer of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. During the year ended December 31, 2021 and 2020, the Company believes that it operates in one operating segment related to its full suite of logistics and transportation services, specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services.

F-8

FREIGHT CONNECTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

Revenue recognition and cost of revenue

The Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. This ASC is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASC also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer service orders, including significant judgments.

The Company recognizes revenues and the related direct costs of such revenue which generally include compensation and related benefits, gas costs, insurance, parking and tolls, truck rental fees, and maintenance fees, as of the date the freight is delivered which is when the performance obligation is satisfied. In accordance with ASC Topic 606, the Company recognizes revenue on a gross basis. Our payment terms are generally net thirty days from acceptance of delivery. The Company does not incur incremental costs obtaining service orders from its customers, however, if the Company did, because all of the Company’s customer contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The revenue that the Company recognizes arises from deliveries of packages on behalf of the Company’s customers. Primarily, the Company’s performance obligations under these service orders correspond to each delivery of packages that the Company makes under the service agreements. Control of the package transfers to the recipient upon delivery. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue.

The Company covers a 100-mile radius around each of its terminals and each individual shipment accepted by the Company is considered a separate contract with the performance obligation being the delivery of the freight. Our average length of haul for each load of freight generally equals less than one week of continuous transit time.

The Company’s revenues are primarily derived from the transportation services we provide through the delivery of goods over the duration of a shipment. The bill of lading is a legally enforceable agreement between two parties, and where collectability is probable this document serves as the contract as our basis to recognized revenue under ASC 606- Revenue Recognition. The Company has elected to expense initial direct costs as incurred because the average shipment cycle is less five days. The Company recognizes revenue and substantially all the purchased transportation expenses on a gross basis. Direct costs of such revenue generally include compensation and related benefits, gas costs, insurance, parking and tolls, truck rental fees, and maintenance fees. The Company directs the use of the transportation service provided and remains responsible for the complete shipment. The Company recognizes revenue for its performance obligation under its customer contracts over time, as its customers receive the benefits of the services in accordance with ASC 606- Revenue Recognition.

Inherent within the Company’s revenue recognition practices are estimates for revenue associated with shipments in transit. For shipments in transit, the Company records revenue based on the percentage of service completed as of the period end and recognizes delivery costs as incurred. The percentage of service completed for each shipment is based on how far along in the shipment cycle each shipment is in relation to standard transit days. The estimated portion of revenue for all shipments in transit is accumulated at period end and recognized as operating revenue. The significance of in transit shipments to the financial statements is limited due to the short duration, generally less than five days, of the average shipment cycle. On December 31, 2021 and 2020, any reductions to operating revenue and accounts receivable to reflect in transit shipments were insignificant.

Revenue generated from warehousing services is generally recognized as the service is performed, which is the passage of time, based upon a monthly or weekly rate.

The following table summarizes the Company’s revenue by service for the years ended December 31, 2021 and 2020:

	For the Years Ended December 31,
	2021	2020
Transportation services	$7,983,644	$5,428,027
Warehousing services	935,733	928,240
Total	$8,919,377	$6,356,267

Basic and diluted income per share

Pursuant to ASC 260-10-45, basic (loss) income per common share is computed by dividing net (loss) income attributable to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted (loss) income per share is computed by dividing net (loss) income attributable to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. As of December 31, 2021 and 2020, the Company did not have any potentially dilutive securities.

F-9

FREIGHT CONNECTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

Income tax

Deferred income tax assets and liabilities arise from temporary differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10, “Uncertainty in Income Taxes”. Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. The Company does not believe it has any uncertain tax positions as of December 31, 2021 and 2020 that would require either recognition or disclosure in the accompanying financial statements.

Recent accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

In February 2016, the FASB issued ASC 842, ASU 2016-02, Leases (Topic 842), which was amended by subsequent Accounting Standard Updates (“ASUs”), to enhance the comparability and usefulness of financial reporting around leasing activity. The new standard supersedes the existing authoritative literature for lease accounting under ASC 840, with a focus on applying a “right-of-use model.” The guidance for leases under ASC 842 results in a right-of-use asset (“ROU asset”) and lease liability being reported on the balance sheet for leases with a lease term greater than twelve months. The Company is currently evaluating the effect of the adoption of this standard on the Company’s balance sheets, statements of operations, and statements of cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses, which replaces the incurred loss impairment methodology in current US GAAP with a methodology that requires the reflection of expected credit losses and also requires consideration of a broader range of reasonable and supportable information to determine credit loss estimates. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. For most financial instruments, the standard requires the use of a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses, which generally results in the earlier recognition of credit losses on financial instruments. The Company adopted ASC 2016-13 on January 1, 2023. The impact of adopting the new standard did not have a material impact on the Company’s financial statements.

There are currently no other accounting standards that have been issued but not yet adopted that we believe will have a significant impact on our financial position, results of operations or cash flows upon adoption.

NOTE 3 – ACCOUNTS RECEIVABLE

On December 31, 2021 and 2020, accounts receivable, net consisted of the following:

	December 31, 2021	December 31, 2020
Accounts receivable	$1,927,340	$874,294
Allowance for doubtful accounts	(230,322)	(91,565)
Accounts receivable, net	$1,697,018	$782,729

F-10

FREIGHT CONNECTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

During the years ended December 31, 2021 and 2020, the Company recorded bad debt expenses of $138,757 and $21,921, respectively, which is included in general and administrative expenses on the accompanying statements of operations.

NOTE 4 - PROPERTY AND EQUIPMENT

On December 31, 2021 and 2020, property and equipment consisted of the following:

	Useful Life	December 31, 2021	December 31, 2020
Revenue equipment	2 - 20 years	$1,017,411	$688,663
Machinery and equipment	2 - 15 years	147,014	116,614
Office equipment and furniture	2 - 3 years	11,041	9,096
Subtotal		1,175,466	814,373
Less: accumulated depreciation		(345,376)	(230,853)
Property and equipment, net		$830,090	$583,520

For the years ended December 31, 2021 and 2020, depreciation expenses are included in general and administrative expenses and amounted to $114,523 and $70,931, respectively.

NOTE 5 – NOTES PAYABLE AND LINE OF CREDIT

Promissory notes

During 2021 and 2020, the Company maintained merchant loans with Paypal. These loans bear interest ranging from 12% to 16% per annum and require monthly payments of principal and interest. As of December 31, 2021 and 2020, the merchant loan balance amounted to $50,000 and $0, respectively, which was due in full and fully repaid during December 2022.

Equipment notes payable

In connection with the acquisition of revenue equipment and machinery and equipment, the Company entered into promissory notes. The notes bear interest ranging from 4.0% to 16.5% are due in monthly installments through 2026. The notes are secured by the underlying equipment. On December 31, 2021 and 2020, the equipment notes payable to various entities amounted to $520,763 and $326,274, respectively.

Small Business Administration Promissory Notes

In June 2020, the Company entered into a promissory note with the Small Business Administration (“SBA”)” in the amount of $150,000. On December 31, 2021 and 2020, principal amounts outstanding under the SBA promissory note amounted to $150,000. In September 2022, this promissory note was repaid in full.

During 2020, the Company entered into a Paycheck Protection Program promissory note (the “PPP Loan”) in the amount of $82,504 under the SBA Paycheck Protection Program of the CARES Act. The Company filed for forgiveness of this loan and on May 7, 2021, the Company received a Notice of Paycheck Protection Program Forgiveness Payment from the SBA. Accordingly, during the year ended December 31, 2021, the PPP Loan was reversed and the Company recorded a gain on debt extinguishment of $82,504, which is included in other income on the accompanying statement of operations. On December 31, 2021 and 2020, principal amounts outstanding under the PPP Loan amounted to $0 and $82,504, respectively.

Line of credit

During 2021 and 2020. the Company maintained a $35,000 line of credit with the bank. This line of credit incurred interest at 8.25% per annum and is payable on demand. On December 31, 2021 and 2020, principal amounts outstanding under the line of credit amounted to $28,125 and $30,351, respectively.

On December 31, 2021 and 2020, notes payable consisted of the following:

	December 31, 2021	December 31, 2020
Principal amounts	$748,888	$589,129
Less: current portion of notes payable and line of credit	(394,235)	(383,243)
Notes payable – long-term	$354,653	$205,886

F-11

FREIGHT CONNECTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

As of December 31, 2021, future maturities of notes payable are as follows:

Year ending December 31:	Amount
2022	$394,235
2023	132,293
2024	124,336
2025	76,138
2026	21,886
$748,888

NOTE 6– FACTOR FINANCING PAYABLE

On April 30, 2019, the Company entered into a Factoring and Security Agreement (the “Factoring Agreement”) with a third party (“Factor”) whereby the Factor agreed to purchase certain accounts receivable, with recourse, from the Company (the “Purchased Receivables”) and the Factor will advance funds to the Company, less any discounts and fees or amounts held in reserve. The Company shall pay to the Factor a factoring fee upon purchase of receivables by the Factor equal to 2.50% of the gross face value of the purchased receivable and an advance fee of 1% of the purchased amount. Additionally, on past due Purchased Receivables, the Company shall pay the Factor a default discount fee on the past due Purchased Receivables of 0.027% per day.

During the year ended December 31, 2021 and 2020, the Company paid $31,199 and $61,015 in factoring fees, respectively. These amounts are included in general and administrative expenses in the accompanying statements of operations.

During the year ended December 31, 2021, the Company received factor advances of $1,316,670 and repaid factor advances of $1,582,439. During the year ended December 31, 2020, the Company received factor advances of $2,172,117 and repaid factor advances of $2,148,844.

As of December 31, 2021 and 2020, the Company owed the Factor $0 and $265,769 under the Factoring Agreement, respectively.

In December 2021, the Factor Agreement was terminated.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Legal matters

From time to time, we may be involved in litigation or receive claims arising out of our operations in the normal course of business. Other than discussed below, we are not currently a party to any other legal proceeding or are aware of claims that we believe would, if decided adversely, have a material adverse effect on our business, financial condition, or operating results. We also disclose any recent settlements and accruals taken in connection therewith, whether material or not.

Elaine Pryor v. Rocio Perez, et al.

The Company is one of three (3) named defendants in an action captioned Elaine Pryor v. Rocio Perez, North Trucking & Logistics, LLC and Freight Connections, Inc. The case is pending in Superior Court of New Jersey, Essex County, Docket No. ESX-L-5147-18.

In this action, which was filed in 2018, plaintiff alleges that on February 1, 2017, she suffered personal injuries in a collision between her motor vehicle and a truck operated by a then employee of the Company. Plaintiff alleges that the truck was owned by the Company and leased to North Trucking & Logistics at the time.

At present, there are two other actions pending related to insurance coverage for the accident. They are Acceptance Indemnity Insurance Company v. Freight Connections, LLC (Superior Court of New Jersey, Essex County, Docket No. ESX-L-7144-19) and New Jersey Manufacturers Insurance Company, as subrogee of Elaine Pryor v. Acceptance Indemnity Insurance Company (Superior Court of New Jersey, Essex County, Docket No. ESX-L-5120). These two actions involving insurance coverage questions have been consolidated with the Pryor personal injury claim.

In an opinion issued November 16, 2022, the court denied all parties’ motions for summary judgment on the insurance coverage issues.

The truck in question was not owned by the Company at the time of the accident. The Company is currently investigating this issue as well as who the driver’s employer was at the time of the accident.

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FREIGHT CONNECTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

Owing to (among other things) the above uncertainties, it is not possible to evaluate the likelihood of a favorable or unfavorable outcome, nor is it possible to estimate the amount or range of any potential loss in the matter.

Other than discussed above, as of December 31, 2021, and as of the date of this filing, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s results of our operations.

Operating lease agreements

Effective June 1, 2017 and amended on March 1, 2018, the Company entered into a commercial sublease agreement for the lease of office, warehouse and parking spaces under an operating lease through September 2026 for a monthly base rate rent ranging from $66,877 to $75,171 plus common area maintenance and other charges.

Effective April 1, 2021, the Company entered into a lease agreement for the lease of office and warehouse space and parking spaces under a non-cancelable operating lease through March 31, 2026 for a monthly base rate rent ranging from $29,500 to $33,203 plus common area maintenance and other charges.

For the year ended December 31, 2021 and 2020, rent expenses amounted to $1,362,016 and $996,752, respectively.

On December 31, 2021, future minimum lease payments due under operating leases is as follows:

Year	Amount
2022	$1,170,509
2023	1,205,624
2024	1,241,793
2025	1,279,047
2026	777,044
Total	$5,674,017

NOTE 8– RELATED PARTY TRANSACTIONS

During the years ended December 31, 2021 and 2020, the Company incurred outside trucking costs, outside labor costs and other dumpster and warehouse costs with companies owned by the Company’s chief executive officer. In connection with these costs, the Company recorded aggregate outside trucking expense, outside labor costs and other warehouse costs of $1,338,941 and $35,627, which is included in costs of sales on the accompanying statement of operations, respectively. As of December 31, 2021 and 2020, the Company did not owe these companies any amounts.

NOTE 9 – CONCENTRATIONS

For the years ended December 31, 2021 and 2020, one customer represented 11.9% and 16.3% of the Company’s total net revenues, respectively.

On December 31, 2021 and 2020, no customer represented over 10.0% of the Company’s net accounts receivable balance.

All revenues are derived from customers in the United States.

NOTE 10 – SHAREHOLDER’S EQUITY

In 2016, the Company issued 1,000 shares of its common stock to its sole shareholder. As of December 31, 2021 and 2020, the Company had 1,000 common shares issued and outstanding.

During the years ended December 31, 2021 and 2020, the Company made net distributions to the sole shareholder of $366,041 and $273,973, respectively. The Company first applies any net distribution against retained earnings and if there is no retained earnings, the remainder is applied to common stock.

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FREIGHT CONNECTIONS, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2021 and 2020

NOTE 11 – INCOME TAXES

The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse.

The items accounting for the difference between income taxes at the effective statutory rate and the Company’s effective tax rate for the years ended December 31, 2021 and 2020 were as follows:

	Year Ended December 31, 2021	Year Ended December 31, 2020

Income tax provision at U.S. statutory rate	21.0%	21.0%
Income tax provision – State	9.0%	9.0%
Permanent items	-%	-%
Effect of change in valuation allowance	-%	-%
Effective income tax rate	30.0%	30.0%

As of December 31, 2021 and 2020, the Company did not have any temporary timing difference that would require a deferred tax asset or liability.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2018 to 2021 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 12 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company evaluated events that occurred after the balance sheet date through June 16, 2023, which is the date the financial statements were available to be issued.

Acquisition

Effective September 16, 2022, the Company sold all its outstanding stock to TLSS-FC, Inc., a wholly owned subsidiary of Transportation and Logistics, Inc., a publicly-traded company (“TLSS”). TLSS is a holding company incorporated under the laws of the State of Nevada, on July 25, 2008. Its active wholly-owned operating subsidiaries, Cougar Express, Inc., Freight Connections, Inc., JFK Cartage, Inc. and Severance Trucking Co., Inc. (along with Severance Warehousing, Inc. and McGrath Leasing, Inc., together Severance Trucking, Inc.), together provide a full suite of logistics and transportation services, specializing in ecommerce fulfillment, last mile deliveries, two-person home delivery, mid-mile, and long-haul services.

On September 16, 2022, in connection with the acquisition of the Company by TLSS, the Company issued a promissory note in the amount of $4,544,671 to the Company’s Seller. The secured promissory accrues interest at the rate of 5% per annum and then 10% per annum as of March 1, 2023. The entire unpaid principal under the note, together with all accrued and unpaid interest thereon and all other amounts payable thereunder, shall be due and payable in one balloon payment on December 31, 2023, unless paid sooner. The promissory note is secured solely by the assets of the Company.

Operating leases

Subsequent to December 31, 2021, the Company entered into several non-cancelable operating leases for the lease of office, warehouse spaces, and parking spaces. These operating leases require monthly base rent payments plus common areas maintenance and real estate tax charges through December 2027.

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